As filed with the Securities and Exchange Commission on January 12, 2026.
Registration No. 333-
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
BARNWELL INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	72-0496921
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1100 Alakea Street, Suite 500
Honolulu, Hawaii 96813-2840
(808) 531-8400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)
Philip F. Patman, Jr.
Executive Vice President-Finance and Chief Financial Officer
1100 Alakea Street, Suite 500
Honolulu, Hawaii 96813-2840
(808) 531-8400
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Gregory Sichenzia, Esq.
Marcelle S. Balcombe, Esq.
Sichenzia Ross Ference LLP
1185 Avenue of the Americas, 31st Floor
New York, NY 10036
(212) 930-9700
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE
This Registration Statement contains two prospectuses:
•
a base prospectus to be used in connection with offerings and sales by the Registrant from time to time, in one or more series or issuances and on terms to be determined at the time of the offering, any combination of the securities described in that prospectus, up to an aggregate amount of $50,000,000 (the “Shelf Prospectus”); and

•
a resale prospectus to be used in connection with the potential resale by the Selling Stockholders named therein of up to and aggregate of 3,250,245 outstanding shares of common stock and shares of common stock underlying common stock warrants to purchase shares of common stock (the “Selling Stockholder Prospectus”).

The Shelf Prospectus immediately follows after this explanatory note. The specific terms of any securities to be offered pursuant to the Shelf Prospectus will be set forth in one or more prospectus supplements to the base prospectus.
The Selling Stockholder Prospectus immediately follows the Shelf Prospectus. The 3,250,245 shares of our common stock which may be offered from time to time by the selling stockholders named therein were acquired by such selling stockholders in a private placement offering, which closed on November 28, 2025.

The information in this prospectus is not complete and may be changed. We may not sell the securities described herein until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell the securities described herein and we are not soliciting offers to buy such securities in any state where such offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JANUARY 12, 2026
PROSPECTUS

BARNWELL INDUSTRIES, INC.
$50,000,000
COMMON STOCK
WARRANTS
RIGHTS
UNITS
We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, warrants, rights, or a combination of these securities, or units, for an aggregate initial offering price of up to $50,000,000. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.
This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.
Our common stock is listed on NYSE American under the symbol “BRN”. On January 9, 2026, the last reported sale price of our common stock was $1.10.
The aggregate market value of our outstanding common stock held by non-affiliates is approximately $10,234,079 based on 12,538,064 shares of outstanding common stock, of which 4,479,734 shares are held by affiliates, and a per share price of $1.27, which was the closing sale price of our common stock as quoted on the NYSE American on November 28, 2025. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus is a part with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. During the 12-calendar month period that ends on, and includes, the date of this prospectus, we have not offered and sold any of our securities pursuant to General Instruction I.B.6 of Form S-3.
The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 2, in addition to Risk Factors contained in the applicable prospectus supplement.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is    , 2026

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, using the “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any of the securities described in this prospectus, for total gross proceeds of up to $50,000,000.
This prospectus provides you with a general description of the securities we may offer. Each time that we offer and sell securities under this prospectus, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
As used in this prospectus and unless otherwise indicated, the terms “we,” “us,” “our,” “Barnwell,” or the “Company” refer to Barnwell Industries, Inc. and its consolidated subsidiaries.
ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated herein by reference, contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is one which is based on current expectations of future events or conditions and does not relate to historical or current facts. These statements include various estimates, forecasts, projections of Barnwell’s future performance, statements of Barnwell’s plans and objectives and other similar statements. All such statements we make are forward-looking statements made under the safe harbor of the PSLRA, except to the extent such statements relate to the operations of a partnership or limited liability company. Forward-looking statements include phrases such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates,” “assumes,” “projects,” “may,” “will,” “will be,” “should,” or similar expressions. Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved. Forward-looking statements involve risks, uncertainties and assumptions which could cause actual results to differ materially from those contained in such statements. Investors should not place undue reliance on these forward-looking statements, as they speak only as of the date of this prospectus, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.
Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are domestic and international general economic conditions, such as recessionary trends and inflation; domestic and international political, legislative, economic, regulatory and legal actions, including changes in the policies of the Organization of the Petroleum Exporting Countries or other developments involving or affecting oil and natural gas producing countries; military conflict, embargoes, internal instability or actions or reactions of the governments of the U.S. and/or Canada in anticipation of or in response to such developments; interest costs, restrictions on production, restrictions on imports and exports in both the U.S. and Canada, the maintenance of specified reserves, tax increases and retroactive tax claims, royalty increases, expropriation of property, cancellation of contract rights, environmental protection controls, environmental compliance requirements and laws pertaining to workers’ health and safety; the condition of Hawaii’s real estate market, including the level of real estate activity and prices, the demand for new housing and second homes on the island of Hawaii, the rate of increase in the cost of building materials and labor, the introduction of building code modifications, changes to zoning laws, the condition of Hawaii’s tourism industry and the level of confidence in Hawaii’s economy; levels of land development activity in Hawaii; the potential liability resulting from pending or future litigation; the Company’s acquisition or disposition of assets; the effects of changed accounting rules under GAAP promulgated by rule-setting bodies; and the factors set forth under the heading “Risk Factors” of the Company’s annual report on Form 10-K for its fiscal year ended September 30, 2025, and in other documents filed by the Company with the SEC.
iii

ABOUT BARNWELL INDUSTRIES, INC.
Overview
Barnwell was incorporated in Delaware in 1956 and fiscal 2025 represented Barnwell’s 69th year of operations. Barnwell operates in the following two principal business segments:
•	Oil and Natural Gas Segment - Barnwell engages in oil and natural gas development, production, acquisitions and sales in Canada and in the U.S.
•	Land Investment Segment - Barnwell owns land interests in the State of Hawaii.
Oil and Natural Gas Segment
Barnwell acquires and develops crude oil and natural gas assets in the province of Alberta, Canada via two corporate entities, Barnwell of Canada, Limited and Octavian Oil Limited. Barnwell of Canada is a U.S. incorporated company that has been active in Canada for over 50 years, primarily as a non-operator participating in exploration projects operated by others. Octavian Oil is a Canadian company incorporated in 2016 to achieve growth through the acquisition and development of crude oil reserves in the field of Twining, Alberta. Additionally, through its wholly-owned subsidiaries BOK Drilling, LLC (“BOK”), established in February 2021, and Barnwell Texas, LLC (“Barnwell Texas”), established in November 2022, Barnwell was, until August 8, 2025, involved in oil and natural gas investments in Oklahoma and Texas, respectively.
Land Investment Segment
Barnwell owns a 77.6% interest in Kaupulehu Developments, a Hawaii general partnership (“Kaupulehu Developments”) that has the right to receive payments from KD I and KD II resulting from the sale of lots and/or residential units by KD I and KD II within the approximately 870 acres of the Kaupulehu Lot 4A area in two increments (“Increment I” and “Increment II”), located approximately six miles north of the Kona International Airport in the North Kona District of the island of Hawaii. Kaupulehu Developments also holds an interest in approximately 1,000 acres of vacant leasehold land zoned conservation located adjacent to Lot 4A under a lease that terminates in December 2025, which currently has no development potential without both a development agreement with the lessor and zoning reclassification.
Barnwell, through two limited liability limited partnerships, KD Kona and KKM Makai (“KKM”), holds a non-controlling ownership interest in the Kukio Resort Land Development Partnerships comprised of KD Kukio Resorts, KD Maniniowali, and KDK. The Kukio Resort Land Development Partnerships own certain real estate and development rights interests in the Kukio, Maniniowali and Kaupulehu portions of Kukio Resort, a private residential community on the Kona coast of the island of Hawaii, as well as Kukio Resort’s real estate sales office operations. KDK holds interests in KD I and KD II. KD I is the developer of Increment I, and KD II is the developer of Increment II. Barnwell’s ownership interests in the Kukio Resort Land Development Partnerships are accounted for using the equity method of accounting.
In November 2025, Kaupulehu Developments entered into an agreement with Mr. David Johnston, the son of Mr. Terry Johnston, a partner in Kaupulehu Developments, to surrender any and all remaining rights for Increment II for $2,000,000 of which $70,000 was received. Additionally, the purchaser has the right to extend the closing by up to two years by making a $70,000 payment in each of the next two years, with those payments applied against the $2,000,000 purchase price. The closing of this transaction is entirely dependent on the purchaser and therefore may not happen.
Subsequent to fiscal 2025, pursuant to a unit purchase agreement KDK, of which Barnwell holds a 19.6% interest, agreed to sell KDK’s interests in Increment II to Mr. David Johnston for $2,109,000. The unit purchase agreement is subject to due diligence, and there is no certainty that the transaction will close. Furthermore, there is also no assurance on the timing or amounts that the general partner of KDK would distribute upon a closing.
Our Corporate Information
We were incorporated under the laws of the State of Delaware in 1956. Our principal executive office is located at 1100 Alakea Street, Suite 500, Honolulu, Hawaii 96813-2840, and our telephone number is (808) 531-8400. Our website is www.brninc.com. Information contained on, or available through, our website does not constitute part of, and is not deemed incorporated by reference into, this prospectus, and investors should not rely on such information in deciding whether to purchase shares of our common stock.
1

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus.
Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Where You Can Find More Information”.
2

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including working capital.
3

DESCRIPTION OF COMMON STOCK
General
We are authorized to issue 40,000,000 shares of common stock, par value of $0.50 per share.
Voting. Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of record of a majority of our Common Stock then issued and outstanding and entitled to vote, represented in person or by proxy, are necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law. Except as otherwise provided by law, in all other matters the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.
Dividends. As we do not have any authorized or outstanding preferred stock, holders of Common Stock are entitled to receive proportionately any dividends that may be declared by our Board.
Liquidation and Distribution. Upon our liquidation, dissolution or winding up, the holders of Common Stock are entitled to receive proportionately our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock (if any). Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of Common Stock are, and the shares offered by us in this offering will be, when issued and paid for, fully paid and nonassessable.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.
Listing
Our common stock is currently listed on the NYSE American under the symbol “BRN.”
4

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of common stock. Warrants may be issued independently or together with common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the warrants is not complete. You should refer to the warrant agreement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. The warrant agreement, together with the terms of the warrant certificate and warrants, will be filed with the SEC in connection with the offering of the specific warrants.
The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:
•	the title of the warrants;
•	the aggregate number of the warrants;
•	the price or prices at which the warrants will be issued;
•	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;
•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;
•	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;
•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;
•	the minimum or maximum amount of the warrants that may be exercised at any one time;
•	information with respect to book-entry procedures, if any;
•	if appropriate, a discussion of Federal income tax consequences; and
•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
Warrants for the purchase of common stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.
Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.
Prior to the exercise of any warrants to purchase common stock, holders of the warrants will not have any of the rights of holders of the common stock purchasable upon exercise, including in the case of warrants for the purchase of common stock, the right to vote or to receive any payments of dividends on the common stock purchasable upon exercise.
5

DESCRIPTION OF RIGHTS
This section describes the general terms of the rights that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.
The particular terms of each issue of rights, the rights agreement relating to the rights and the rights certificates representing rights will be described in the applicable prospectus supplement, including, as applicable:
•	the title of the rights;
•	the date of determining the stockholders entitled to the rights distribution;
•	the title, aggregate number of shares of common stock purchasable upon exercise of the rights;
•	the exercise price;
•	the aggregate number of rights issued;
•	the date, if any, on and after which the rights will be separately transferable;
•	the date on which the right to exercise the rights will commence and the date on which the right will expire; and
•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.
6

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock or warrants or any combination of such securities.
The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:
•	the terms of the units and of any of the common stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•	a description of the terms of any unit agreement governing the units; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.
7

PLAN OF DISTRIBUTION
We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:
•	the terms of the offering;
•	the names of any underwriters or agents;
•	the name or names of any managing underwriter or underwriters;
•	the purchase price of the securities;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	the net proceeds from the sale of the securities;
•	any delayed delivery arrangements;
•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;
•	any initial public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers;
•	any commissions paid to agents; and
•	any securities exchange or market on which the securities may be listed.
Sale Through Underwriters or Dealers
Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.
If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.
Direct Sales and Sales Through Agents
We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.
8

Delayed Delivery Contracts
If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
Continuous Offering Program
Without limiting the generality of the foregoing, we may enter into a continuous offering program equity distribution agreement with a broker-dealer, under which we may offer and sell shares of our common stock from time to time through a broker-dealer as our sales agent. If we enter into such a program, sales of the shares of common stock, if any, will be made by means of ordinary brokers’ transactions on the NYSE American or other market on which are shares may then trade at market prices, block transactions and such other transactions as agreed upon by us and the broker-dealer. Under the terms of such a program, we also may sell shares of common stock to the broker-dealer, as principal for its own account at a price agreed upon at the time of sale. If we sell shares of common stock to such broker-dealer as principal, we will enter into a separate terms agreement with such broker-dealer, and we will describe this agreement in a separate prospectus supplement or pricing supplement.
Market Making, Stabilization and Other Transactions
Unless the applicable prospectus supplement states otherwise, other than our common stock, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.
Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.
Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
General Information
Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.
9

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated balance sheets of the Company as of September 30, 2025 and 2024, the related consolidated statements of operations, comprehensive loss, equity, and cash flows for each of the two years in the period ended September 30, 2025 and the related notes, have been audited by Weaver and Tidwell, L.L.P., independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.
The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC’s Internet site can be found at http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our website found at www.brninc.com. Information on our website does not constitute a part of, nor is it incorporated in any way, into this prospectus and should not be relied upon in connection with making an investment decision.
10

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We incorporate by reference the documents listed below and any future documents that we file with the SEC (excluding any portion of such documents that are furnished and not filed with the SEC) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement and (ii) after the date of this prospectus until the offering of the securities is terminated:
•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2025 filed with the SEC on December 23, 2025;
•	our Current Reports on Form 8-K filed with the SEC on October 31, 2025, November 26, 2025, December 2, 2025, December 10, 2025, and December 30, 2025; and
•	the description of our common stock contained in Exhibit 4.2 to the Company’s Annual Report on Form 10-K filed on December 23, 2025.
11

The information in this selling stockholder prospectus is not complete and may be changed. The Selling Stockholders named in this selling stockholder prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This selling stockholder prospectus is not an offer to sell these securities described and is not soliciting offers to buy such securities in any state where such offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JANUARY 12, 2026
PROSPECTUS

BARNWELL INDUSTRIES, INC.

3,250,245 shares of Common Stock
The selling stockholders named in this prospectus may use this prospectus to offer and resell from time to time up to an aggregate of 3,250,245 shares of our common stock, par value $0.50 per share, which are comprised of (i) 2,221,141 shares of common stock issued and outstanding (the “common shares”) and (ii) 1,029,104 shares of common stock issuable upon exercise of common warrants (the “Warrants”) issued by us in a private placement to the selling stockholders that are party to the Securities Purchase Agreement, dated November 24, 2025 (the “Purchase Agreement”). The common shares and the shares of common stock issuable upon exercise of the Warrants are collectively referred to herein as the “Shares”.
We are not selling any shares of our common stock under this prospectus and will not receive any of the proceeds from the sale of the Shares by the selling stockholders. We will, however, receive the net proceeds of any Warrants exercised for cash.
The selling stockholders may sell or otherwise dispose of the Shares covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell or otherwise dispose of the Shares covered by this prospectus in the section entitled “Plan of Distribution” on page 11 of this prospectus. For information on the selling stockholders, see the section entitled “Selling Stockholders” on page 8 of this prospectus. Discounts, concessions, commissions and similar selling expenses attributable to the sale of the Shares covered by this prospectus will be borne by the selling stockholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the Shares with the Securities and Exchange Commission (the “SEC” or the “Commission”).
Our common stock is listed on NYSE American under the symbol “BRN.” On January 9, 2026, the last reported sale price of our common stock was $1.10 per share.
We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.
Investing in our securities involves risks. You should carefully read the “Risk Factors” beginning on page 4 of this prospectus before investing.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is     , 2026

i

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement on Form S-3 that we filed with the SEC. Under this registration statement, the selling stockholders may sell the securities described in this prospectus in one or more offerings. A prospectus supplement may add to, update or change the information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement, together with the information incorporated herein by reference as described under the heading “Information Incorporated by Reference.”
You should rely only on the information that we have provided or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized, nor has any selling stockholder authorized, any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any applicable prospectus supplement. You should not rely upon any information or representation not contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you.
This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any applicable prospectus supplement is delivered or securities are sold on a later date.
As used in this prospectus and unless otherwise indicated, the terms “we,” “us,” “our,” “Barnwell,” or the “Company” refer to Barnwell Industries, Inc. and its consolidated subsidiaries.
ii

PROSPECTUS SUMMARY
This summary highlights certain information appearing elsewhere in this prospectus and in the documents we incorporate by reference into this prospectus. The summary is not complete and does not contain all of the information that you should consider before investing in our common stock. After you read this summary, you should read and consider carefully the entire prospectus and any prospectus supplement and the more detailed information and financial statements and related notes that are incorporated by reference into this prospectus and any prospectus supplement. If you invest in our shares, you are assuming a high degree of risk.
Overview
Barnwell was incorporated in Delaware in 1956 and fiscal 2025 represented Barnwell’s 69th year of operations. Barnwell operates in the following two principal business segments:
•	Oil and Natural Gas Segment - Barnwell engages in oil and natural gas development, production, acquisitions and sales in Canada and in the U.S.
•	Land Investment Segment - Barnwell owns land interests in the State of Hawaii.
Oil and Natural Gas Segment
Barnwell acquires and develops crude oil and natural gas assets in the province of Alberta, Canada via two corporate entities, Barnwell of Canada, Limited and Octavian Oil Limited. Barnwell of Canada is a U.S. incorporated company that has been active in Canada for over 50 years, primarily as a non-operator participating in exploration projects operated by others. Octavian Oil is a Canadian company incorporated in 2016 to achieve growth through the acquisition and development of crude oil reserves in the field of Twining, Alberta. Additionally, through its wholly-owned subsidiaries BOK Drilling, LLC (“BOK”), established in February 2021, and Barnwell Texas, LLC (“Barnwell Texas”), established in November 2022, Barnwell was, until August 8, 2025, involved in oil and natural gas investments in Oklahoma and Texas, respectively.
Land Investment Segment
Barnwell owns a 77.6% interest in Kaupulehu Developments, a Hawaii general partnership (“Kaupulehu Developments”) that has the right to receive payments from KD I and KD II resulting from the sale of lots and/or residential units by KD I and KD II within the approximately 870 acres of the Kaupulehu Lot 4A area in two increments (“Increment I” and “Increment II”), located approximately six miles north of the Kona International Airport in the North Kona District of the island of Hawaii. Kaupulehu Developments also holds an interest in approximately 1,000 acres of vacant leasehold land zoned conservation located adjacent to Lot 4A under a lease that terminates in December 2025, which currently has no development potential without both a development agreement with the lessor and zoning reclassification.
Barnwell, through two limited liability limited partnerships, KD Kona and KKM Makai (“KKM”), holds a non-controlling ownership interest in the Kukio Resort Land Development Partnerships comprised of KD Kukio Resorts, KD Maniniowali, and KDK. The Kukio Resort Land Development Partnerships own certain real estate and development rights interests in the Kukio, Maniniowali and Kaupulehu portions of Kukio Resort, a private residential community on the Kona coast of the island of Hawaii, as well as Kukio Resort’s real estate sales office operations. KDK holds interests in KD I and KD II. KD I is the developer of Increment I, and KD II is the developer of Increment II. Barnwell’s ownership interests in the Kukio Resort Land Development Partnerships are accounted for using the equity method of accounting.
In November 2025, Kaupulehu Developments entered into an agreement with Mr. David Johnston, the son of Mr. Terry Johnston, a partner in Kaupulehu Developments, to surrender any and all remaining rights for Increment II for $2,000,000 of which $70,000 was received. Additionally, the purchaser has the right to extend the closing by up to two years by making a $70,000 payment in each of the next two years, with those payments applied against the $2,000,000 purchase price. The closing of this transaction is entirely dependent on the purchaser and therefore may not happen.
Subsequent to fiscal 2025, pursuant to a unit purchase agreement KDK, of which Barnwell holds a 19.6% interest, agreed to sell KDK’s interests in Increment II to Mr. David Johnston for $2,109,000. The unit purchase agreement is subject to due diligence, and there is no certainty that the transaction will close. Furthermore, there is also no assurance on the timing or amounts that the general partner of KDK would distribute upon a closing.

Our Corporate Information
We were incorporated under the laws of the State of Delaware in 1956. Our principal executive office is located at 1100 Alakea Street, Suite 500, Honolulu, Hawaii 96813-2840, and our telephone number is (808) 531-8400. Our website is www.brninc.com. Information contained on, or available through, our website does not constitute part of, and is not deemed incorporated by reference into, this prospectus, and investors should not rely on such information in deciding whether to purchase shares of our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated herein by reference, contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is one which is based on current expectations of future events or conditions and does not relate to historical or current facts. These statements include various estimates, forecasts, projections of Barnwell’s future performance, statements of Barnwell’s plans and objectives and other similar statements. All such statements we make are forward-looking statements made under the safe harbor of the PSLRA, except to the extent such statements relate to the operations of a partnership or limited liability company. Forward-looking statements include phrases such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates,” “assumes,” “projects,” “may,” “will,” “will be,” “should,” or similar expressions. Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved. Forward-looking statements involve risks, uncertainties and assumptions which could cause actual results to differ materially from those contained in such statements. Investors should not place undue reliance on these forward-looking statements, as they speak only as of the date of the filing of this prospectus, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.
Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are domestic and international general economic conditions, such as recessionary trends and inflation; domestic and international political, legislative, economic, regulatory and legal actions, including changes in the policies of the Organization of the Petroleum Exporting Countries or other developments involving or affecting oil and natural gas producing countries; military conflict, embargoes, internal instability or actions or reactions of the governments of the U.S. and/or Canada in anticipation of or in response to such developments; interest costs, restrictions on production, restrictions on imports and exports in both the U.S. and Canada, the maintenance of specified reserves, tax increases and retroactive tax claims, royalty increases, expropriation of property, cancellation of contract rights, environmental protection controls, environmental compliance requirements and laws pertaining to workers’ health and safety; the condition of Hawaii’s real estate market, including the level of real estate activity and prices, the demand for new housing and second homes on the island of Hawaii, the rate of increase in the cost of building materials and labor, the introduction of building code modifications, changes to zoning laws, the condition of Hawaii’s tourism industry and the level of confidence in Hawaii’s economy; levels of land development activity in Hawaii; the potential liability resulting from pending or future litigation; the Company’s acquisition or disposition of assets; the effects of changed accounting rules under GAAP promulgated by rule-setting bodies; and the factors set forth under the heading “Risk Factors” of the Company’s annual report on Form 10-K for its fiscal year ended September 30, 2025, and in other documents filed by the Company with the SEC.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties discussed below, as well as those under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended September 30, 2025 as filed with the SEC on December 23, 2025, and as incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded by the risks and uncertainties described under similar headings in the other documents that are filed by us after the date hereof and incorporated by reference into this prospectus. Please also read carefully the section above titled “Cautionary Note Regarding Forward-Looking Statements.”
The sale of a substantial amount of our common stock, including resale of the shares of common stock held by the selling stockholders in the public market, could adversely affect the prevailing market price of our common stock.
This prospectus covers the resale of 3,250,245 shares of our common stock and common stock underlying the Warrants held by the selling stockholders. Sales of substantial amounts of our common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our common stock. We cannot predict if and when selling stockholders may sell such shares in the public market.
The exercise of the Warrants will dilute the ownership interests of existing stockholders.
The exercise of the Warrants will increase substantially the number of shares of common stock issued and outstanding, which will dilute the ownership interests of existing stockholders. The amount of dilution, or the reduction in value to existing shares of common stock, is determined by the amount of shares ultimately obtained upon the exercise of the Warrants relative to the number of shares of common stock outstanding at the time of exercise.

USE OF PROCEEDS
The net proceeds from any disposition of the Shares will be received by the selling stockholders. We will not receive any of the proceeds from any such Shares offered by this prospectus. We will, however, receive the net proceeds of any Warrants exercised for cash. We expect to use the proceeds received from the exercise of the Warrants, if any, for general corporate purposes, including working capital.

DESCRIPTION OF CAPTIAL STOCK
Authorized and Outstanding Common Stock
Our certificate of incorporation, as amended (“Certificate of Incorporation”) authorize us to issue up to 40,000,000 shares of common stock, $0.50 par value. We have one class of common stock. As of January 5, 2026, there were 12,538,064 shares of our common stock issued and outstanding. The outstanding shares of our common stock are validly issued, fully paid and nonassessable.
Description of Common Stock
Voting. Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of record of a majority of our Common Stock then issued and outstanding and entitled to vote, represented in person or by proxy, are necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law. Except as otherwise provided by law, in all other matters the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.
Dividends. As we do not have any authorized or outstanding preferred stock, holders of Common Stock are entitled to receive proportionately any dividends that may be declared by our Board.
Liquidation and Distribution. Upon our liquidation, dissolution or winding up, the holders of Common Stock are entitled to receive proportionately our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock (if any). Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of Common Stock are, and the shares offered by us in this offering will be, when issued and paid for, fully paid and nonassessable.
Anti-Takeover Effects of Delaware Law, Our Certificate of Incorporation and Our Bylaws
Delaware law, our certificate of incorporation and our bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board.
Advance Notice Requirements for Stockholder Proposals
Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to the Board of Directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors or by a stockholder of record on the record date for the meeting, that is entitled to vote at the meeting and that has delivered to our secretary a timely written notice in proper form of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting Common Stock.
Delaware Business Combination Statute
We are subject to Section 203 of the General Corporation Law of the State of Delaware, amended from time to time (the “Delaware Law”). Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our Board of Directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Limitation of Liability and Indemnification of Officers and Directors
Our certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware Law. Our certificate of incorporation provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director, except for:
•	any breach of the director’s duty of loyalty to us or our stockholders;
•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	voting or assenting to unlawful payments of dividends or other distributions; or
•	any transaction from which the director derived an improper personal benefit.
Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act or failure to act, or any cause of action, suit or claim that would accrue or arise prior to any amendment or repeal or adoption of an inconsistent provision. If the Delaware Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware Law.
In addition, our certificate of incorporation provides that we must indemnify our directors in accordance with Section 145 of the Delaware Law.
Authorized but Unissued Shares
Our authorized but unissued shares of Common Stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the NYSE American. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Transfer Agent and Registrar
The transfer agent and registrar for our Common Stock is Broadridge Corporate Issuer Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.
Our Common Stock is listed on the NYSE American under the symbol “BRN”.

SELLING STOCKHOLDERS
The shares of common stock being offered by the selling stockholders, or the Shares, are those common shares issued to the selling stockholders and the shares of common stock issuable to the selling stockholders upon exercise of the Warrants (as defined below) issued in a private placement which closed on November 28, 2025. Other than the relationships as purchasers under the Purchase Agreement (as defined below) and as otherwise described herein, to our knowledge, no material relationships exist between any of the selling stockholders and us nor have any such material relationships existed within the past three years.
Summary of Private Placement
On November 24, 2025, we entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors (the “Purchasers”), including certain directors of the board of directors of the Company pursuant to which we issued and sold an aggregate of: (i) 2,221,141 shares of its common stock, par value $0.50 per share (the “Common Stock”), and (ii) warrants (the “Warrants”) to purchase up to 1,029,104 shares of Common Stock (the “Warrant Shares”) in a private placement (the “Private Placement”) offering of the Company’s securities (the “Offering”). The directors of the Company participating as Purchasers in the Offering and certain other Purchasers did not receive any Warrants.
The price of the shares of Common Stock sold in the Private Placement was $1.10 per share of Common Stock. The Warrants have an exercise price of $1.65 per share, can be exercised starting one hundred eighty (180) days following the date of closing of the Offering (the “Initial Exercise Date”) and will be exercisable for three years following the Initial Exercise Date.
The Offering closed on November 28, 2025 (the “Closing Date”) and the gross proceeds received from the Offering was approximately $2,443,000.
Pursuant to the terms of the Purchase Agreement, we agreed to register for resale the shares of Common Stock and the Warrant Shares and file the initial registration statement covering such resale no later than forty-five (45) days after the Closing Date.
Selling Stockholders Table
When we refer to the “Selling Stockholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Stockholders’ interest in the common stock other than through a public sale. The following table sets forth, as of the date of this prospectus, the names of the Selling Stockholders, and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of common stock held by each of the Selling Stockholders, as of the date of this prospectus, assuming exercise of all of the Warrants held by each such Selling Stockholder on that date, without regard to any limitations on exercise. The third column lists the aggregate number of shares of common stock that the Selling Stockholders may offer pursuant to this prospectus.
The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution” on page 11 of this prospectus.
All information with respect to the common stock ownership of the Selling Stockholders has been furnished by or on behalf of the Selling Stockholders. We believe, based on information supplied by the Selling Stockholders, that except as may otherwise be indicated in the footnotes to the table below, the Selling Stockholder has sole voting and dispositive power with respect to the shares of common stock reported as beneficially owned by the Selling Stockholders. Because the Selling Stockholders identified in the table may sell some or all of the shares of common stock beneficially owned by them and covered by this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of common stock, no estimate can be given as to the number of shares of common stock available for resale hereby that will be held by the Selling Stockholders upon termination of this offering. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of common stock they beneficially own after the date on which they provided the information set forth in the table below. We have, therefore, assumed for the purposes of the following table, that the Selling Stockholders will sell all of the shares of common stock owned beneficially that are covered by this prospectus, but will not sell any other shares of common stock presently owned. Except as set forth below, the Selling Stockholders have not held any position or office, or have otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than as a result of the ownership of our shares of common stock or other securities.

Name of Selling Stockholder	Shares Owned Prior to Offering	Shares Offered by this Prospectus	Shares Owned After Offering	Percentage of Shares Beneficially Owned After Offering(1)
Bradley L. Radoff	840,136(2)	840,136	0	*
The Radoff Family Foundation	840,135(3)	840,135	0	*
Joshua E. Schechter	59,721(4)	59,721	0	*
Greybridge Capital LLC	119,444(5)	119,444	0	*
MGJSC2 Partners LLC	298,612(6)	298,612	0	*
Sean Wallace	173,574(7)	163,574	10,000	*
Lisa Wallace	53,622(8)	53,622	0	*
Diana Luce Wallace 2001 Trust	21,694(9)	21,694	0	*
Jon Bloom	59,721(10)	59,721	0	*
Metrolina Capital Investors, LLC	262,780(11)	262,780	0	*
Virtus Capital LP	119,444(12)	119,444	0	*
David Scher	26,277(13)	26,277	0	*
Stephen Esposito	13,138(14)	13,138	0	*
Gary C. Ribe	131,389(15)	131,389	0	*
Russell Anmuth	29,860(16)	29,860	0	*
Eric Furey	47,776(17)	47,776	0	*
Kenneth S. Grossman	262,971(18)	59,563	203,408	1.6%
Joshua S. Horowitz	124,343(19)	14,563	109,780	*
Palm Global Small Cap Master Fund LP	315,276(20)	45,000	270,276	2.2%
Equity Trust Company Custodian FBO Philip Patman IRA	127,003(21)	43,796	83,207	*

*	Less than 1.0%
(1)	Percentages are based on 12,538,064 shares of common stock issued and outstanding as of January 5, 2025.
(2)	Consists of (i) 560,091 shares of common stock issued in the Private Placement and (ii) 280,045 shares of common stock underlying Warrants.
(3)
Consists of (i) 560,090 shares of common stock issued in the Private Placement and (ii) 280,045 shares of common stock underlying Warrants. Bradley Radoff is the director of The Radoff Family Foundation.

(4)
Consists of (i) 39,814 shares of common stock issued in the Private Placement and (ii) 19,907 shares of common stock underlying Warrants. Mr. Schechter also has restricted stock units representing a total of 43,860 shares of Common Stock, none of which vest within 60 days of the date of this prospectus, and, as such, those restricted stock units are excluded from Mr. Schechter’s beneficial ownership. Mr. Schechter is a director of the Company.

(5)
Consists of (i) 79,630 shares of common stock issued in the Private Placement and (ii) 39,814 shares of common stock underlying Warrants. Evan Fried and David Slarskey, as members of Greybridge Capital LLC, have voting and investment control over the securities directly held by Greybridge Capital LLC.

(6)	Consists of (i) 199,075 shares of common stock issued in the Private Placement and (ii) 99,537 shares of common stock underlying Warrants. Michael Levy is the Managing Member of MGJSC2 Partners LLC.
(7)	Consists of (i) 10,000 shares of common stock, (ii) 109,049 shares of common stock issued in the Private Placement and (iii) 54,525 shares of common stock underlying Warrants.
(8)	Consists of (i) 35,748 shares of common stock issued in the Private Placement and (ii) 17,874 shares of common stock underlying Warrants.
(9)	Consists of (i) 14,463 shares of common stock issued in the Private Placement and (ii) 7,231 shares of common stock underlying Warrants. Sean Wallace is the executor of Diana Luce Wallace 2001 Trust.
(10)	Consists of (i) 39,814 shares of common stock issued in the Private Placement and (ii) 19,907 shares of common stock underlying Warrants.
(11)	Consists of (i) 175,187 shares of common stock issued in the Private Placement and (ii) 87,593 shares of common stock underlying Warrants. Joe Jackson is the Manager of Metrolina Capital Advisors LLC.
(12)	Consists of (i) 79,630 shares of common stock issued in the Private Placement and (ii) 39,814 shares of common stock underlying Warrants. Steve Gidumal is the President of Virtus Capital LP.
(13)	Consists of (i) 17,518 shares of common stock issued in the Private Placement and (ii) 8,759 shares of common stock underlying Warrants.
(14)	Consists of (i) 8,759 shares of common stock issued in the Private Placement and (ii) 4,379 shares of common stock underlying Warrants.
(15)	Consists of (i) 87,593 shares of common stock issued in the Private Placement and (ii) 43,796 shares of common stock underlying Warrants.
(16)	Consists of (i) 19,907 shares of common stock issued in the Private Placement and (ii) 9,953 shares of common stock underlying Warrants.
(17)	Consists of (i) 31,851 shares of common stock issued in the Private Placement and (ii) 15,925 shares of common stock underlying Warrants.

(18)
Consists of (i) 59,563 shares of common stock issued in the Private Placement, (ii) 143,408 shares of common stock, and (iii) 60,000 shares of common stock underlying stock options, all of which are currently exercisable. Mr. Grossman also has restricted stock units representing a total of 77,878 shares of common stock, none of which vest within 60 days of the date of this prospectus, and, as such, those restricted stock units are excluded from Mr. Grossman’s beneficial ownership. Mr. Grossman is a director of the Company.

(19)
Consists of (i) 109,780 shares of common stock and (ii) 14,563 shares of common stock issued in the Private Placement. Mr. Horowitz also has restricted stock units representing a total of 77,878 shares of common stock, none of which vest within 60 days of the date of this prospectus, and, as such, those restricted stock units are excluded from Mr. Horowitz’s beneficial ownership. Mr. Horowitz is a director of the Company.

(20)
Consists of (i) 270,276 shares of common stock and (ii) 45,000 shares of common stock issued in the Private Placement. Palm Management (US) LLC, who, as the investment manager of Palm Global Small Cap Master Fund LP (“Palm Global”), may be deemed to be a beneficial owner of the shares of common stock disclosed as directly owned by Palm Global. Due to his position with Palm Global and Palm Management (US) LLC, Mr. Horowitz may be deemed to be a beneficial owner of the shares of common stock disclosed as directly owned by Palm Global. Mr. Horowitz has expressly disclaimed such beneficial ownership except to the extent of his pecuniary interest therein. Mr. Horowitz is a director of the Company.

(21)
Consists of 43,796 shares of common stock issued in the Private Placement. Philip F. Patman, Jr. is the beneficiary of Equity Trust Company Custodian FBO Philip Patman IRA. Mr. Patman also owns 83,207 shares of common stock which are directly owned. Mr. Patman also has restricted stock units representing a total of 92,554 shares of Common Stock, none of which vest within 60 days of the date of this prospectus, and, as such, those restricted stock units are excluded from the share count. Mr. Patman also has stock options for 185,000 shares of Common Stock, none of which exercisable within 60 days of the date of this prospectus, and, as such, those stock options are excluded from his beneficial ownership. Mr. Patman is a director of the Company.

PLAN OF DISTRIBUTION
Each selling stockholder of the Shares and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their respective securities covered hereby on markets or exchanges on which the Shares are listed or quoted for trading on the date in question, or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	settlement of short trades entered into after the date of this prospectus;
•	by pledge to secure debts and other obligations;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.
A selling stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.
Broker-dealers engaged by a selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from a selling stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.
A selling stockholder may enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
A selling stockholder and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Shares.
We are required to pay certain fees and expenses incurred by us incident to the registration of the Shares. We have agreed to indemnify any selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
We agreed to keep this prospectus effective until the earlier of (i) the date on which the Shares may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the Shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by a selling stockholder or any other person. We will make copies of this prospectus available to a selling stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with and reliance on Rule 172 under the Securities Act).

LEGAL MATTERS
The validity of the shares of common stock offered hereby will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York.
EXPERTS
The consolidated balance sheets of the Company as of September 30, 2025 and 2024, the related consolidated statements of operations, comprehensive loss, equity, and cash flows for each of the two years in the period ended September 30, 2025 and the related notes, have been audited by Weaver and Tidwell, L.L.P., independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.
The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC’s Internet site can be found at http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our website found at www.brninc.com. Information on our website does not constitute a part of, nor is it incorporated in any way, into this prospectus and should not be relied upon in connection with making an investment decision.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We incorporate by reference the documents listed below and any future documents that we file with the SEC (excluding any portion of such documents that are furnished and not filed with the SEC) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement and (ii) after the date of this prospectus until the offering of the securities is terminated:
•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2025 filed with the SEC on December 23, 2025;
•	our Current Reports on Form 8-K filed with the SEC on October 31, 2025, November 26, 2025, December 2, 2025, December 10, 2025, and December 30, 2025; and
•	the description of our common stock contained in Exhibit 4.2 to the Company’s Annual Report on Form 10-K filed on December 23, 2025.

$50,000,000
Common Stock
Warrants
Rights
Units
PROSPECTUS
  , 2026

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered. All amounts shown are estimates, except the SEC registration fee and FINRA filing fee.

Expense	Amount
SEC registration fee	$7,389.77
FINRA filing fee	8,000.00
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous expenses	*
Total	$*

*
The fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated amount of expenses of any offering of securities.

Item 15.	Indemnification of Officers and Directors.
Section 102 of the General Corporation Law of the State of Delaware, amended from time to time (the “Delaware Law”) permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant’s certificate of incorporation provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as director, notwithstanding any provision of law imposing such liability, except to the extent that the Delaware Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.
Section 145 of the Delaware Law provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
The Registrant’s certificate of incorporation provides that the Registrant will indemnify each director of the Registrant in accordance with Section 145 of the Delaware Law.
The Registrant’s amended and restated by-laws provide for the indemnification of the officers and directors of the Registrant to the full extent permitted by applicable law against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with an action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee, fiduciary or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, trustee, fiduciary, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.
The Registrant maintains standard policies of insurance under which coverage is provided (i) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (ii) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 16.	Exhibits.

Exhibit Number	Description
1.1*	Form of Underwriting Agreement
3.1	Certificate of Incorporation, as amended, incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on August 12, 2022
3.2	Amended and Restated By-Laws, incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on September 15, 2025
4.1
Form of Common Stock Certificate Incorporated by reference to the registration statement on Form S-1 originally filed by the Registrant January 29, 1957 and as amended February 15, 1957 and February 19, 1957.

4.2*	Form of Certificate of Designation
4.3*	Form of Warrant Agreement and Warrant Certificate
4.4*	Form of Stock Purchase Agreement
4.5*	Form of Rights Agreement and Form of Rights Certificate
4.6*	Form of Unit Agreement and Unit Certificate
5.1	Opinion of Sichenzia Ross Ference Carmel LLP
5.2	Opinion of Sichenzia Ross Ference Carmel LLP relating to the Selling Stockholder Prospectus
23.1	Consent of Weaver and Tidwell, L.L.P.
23.2	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1)
23.3	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.2)
24.1	Power of Attorney (included on the signature page)
107	Filing Fee Table

*	To be filed, if applicable, by amendment or by a Current Report on Form 8-K and incorporated by reference herein.

Item 17.	Undertakings.
The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5)
The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Honolulu, Hawaii, on January 12, 2026.

BARNWELL INDUSTRIES, INC.

By:	/s/ Craig D. Hopkins
Craig D. Hopkins
President, Chief Executive Officer and Director (Principal Executive Officer)

By:	/s/ Philip F. Patman, Jr.
Philip F. Patman, Jr.
Executive Vice President-Finance, Chief Financial Officer, Treasurer, and Director (Principal Financial and Accounting Officer)

POWER OF ATTORNEY AND SIGNATURES
We the undersigned officers and directors of Barnwell Industries, Inc., hereby, severally constitute and appoint Craig D. Hopkins and Philip F. Patman, Jr., each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Barnwell Industries, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Craig D. Hopkins	President, Chief Executive Officer and Director	January 12, 2026
Craig D. Hopkins

/s/ Philip F. Patman, Jr.	Executive Vice President-Finance, Chief Financial Officer, Treasurer and Director	January 12, 2026
Philip F. Patman, Jr.

/s/ Kenneth S. Grossman	Chairman of the Board	January 12, 2026
Kenneth S. Grossman

/s/ Joshua S. Horowitz	Director	January 12, 2026
Joshua S. Horowitz

/s/ Philip J. McPherson	Director	January 12, 2026
Philip J. McPherson

/s/ Joshua E. Schechter	Director	January 12, 2026
Joshua E. Schechter